Exhibit 10.37
Amendment No 4
Manufacturing Services and Supply Agreement
This Amendment No. 4 to the Manufacturing Services and Supply Agreement (“Amendment”) is entered into between Solectron Corporation, a Delaware corporation, and its subsidiaries and affiliates, which includes Solectron Technology Singapore Ltd., Shinei, Solectron Technology Sdn Bhd, Solectron Netherlands BV and any other Offshore Business Headquarters (together or individually, “Solectron”), and Asyst Technologies, Inc., and its subsidiaries and affiliates (together or individually, “Asyst”), effective August 1, 2005 (the “Amendment Effective Date”) and amends to the extent expressly provided below the Manufacturing Services and Supply Agreement dated September 5, 2002 between Asyst and Solectron (and as previously amended on September 23, 2003, February 17, 2005, June 10, 2005, the “Agreement”).
All terms not expressly defined in this Amendment shall be given the same meaning and intent as defined or provided in the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Asyst and Supplier hereby agree to amend and do amend the Agreement, as follows:
1. Delete the provisions of Section 10.1, of the base terms of the Agreement in their entirety and insert the following in their place and stead:
Manufacturer’s pricing model is set forth in Attachment R. The prices shall be in U.S. Dollars and other than customs duty, general services tax, or clearance charges, shall include all federal, state, municipal, or government value-added, excise, sales, withholding, transfer, use, occupational or like taxes now or then in force and effect. All prices shall include the cost of packaging and labeling in accordance with the Bill of Materials. The Parties shall review such prices on a quarterly basis and shall make any adjustment necessary to such prices to be competitive with other third party bids and Manufacturer’s own actual manufacturing costs based on the baseline pricing model in Attachment R. Any price changes must be agreed upon in writing by the Parties.
All other Sections of the Agreement, to the extent not expressly amended in this Amendment, shall remain unchanged and in full force and effect. Nothing herein shall otherwise amend, modify or extend any right, obligation or liability of the parties under the Agreement.
Executed and agreed on the dates shown below.

Agreed:		Agreed:
Solectron Corporation		Asyst Technologies, Inc.

By:	/s/ Lawrence Conrad	By:	/s/ Steve Debenham

Authorized Signature		Authorized Signature

Title:	VP, Sales & Acct Mgmnt	Title:	VP, GC & Scty

Date:	December 6, 2005	Date:	11/30/05